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                                                                    EXHIBIT 3.76

                             DECLARATION AND CHARTER
                                       OF
                               TSI INSURANCE, INC.

         Under Article 70 of the Insurance Law of the State of New York

                  We, the undersigned, being natural persons over the age of eighteen years, hereby declare our intention to form a pure captive insurance corporation for the purposes of transacting the kinds of insurance specified in paragraphs 4, 5, 6, 7, 8, 9, 10, 12, 13, 14, 15 (on an excess basis only), 16,
19 and 20 (inland marine portion only) of Section 1113(a) of the Insurance Law of the State of New York, subject at all times to the limitations on the business of pure captive insurance companies set forth in Article 70 of the Insurance Law of the State of New York.

                  FIRST: The name of the corporation is TSI Insurance, Inc.

                  SECOND: The nature of the business to be conducted and the purposes for which the corporation is formed is to transact the kinds of property and casualty insurance business specified in paragraphs 4, 5, 6, 7, 8, 9, 10, 12, 13, 14, 15 (on an excess basis only), 16, 19 and 20 (inland marine portion only) of subsection (a) of Section 1113 of the Insurance Law of the State of New York, subject at all times to the limitations on the business of pure captive insurance companies set forth in Article 70 of the Insurance Law of the State of New York, as follows:

                  "Fire insurance," as authorized by paragraph 4 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to any property resulting from fire, including loss or damage incident to the extinguishment of a fire or to the salvaging of property in connection therewith.

                  "Miscellaneous property insurance," including insurance against loss of or damage to property resulting from acts of sabotage or terrorism, as authorized by paragraph 5 of

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Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to property resulting from:

                  (A) lightning, smoke or smudge, windstorm, tornado, cyclone, earthquake, volcanic eruption, rain, hail, frost and freeze, weather or climatic conditions, excess or deficiency of moisture, flood, the rising of the waters of the ocean or its tributaries;

                  (B) insects, or blights, or disease of such property except animals;

                  (C) electrical disturbance causing or concomitant with a fire or an explosion in public service or public utility property;

                  (D) bombardment, invasion, insurrection, riot, civil war or commotion, military or usurped power, any order of a civil authority made to prevent the spread of a conflagration, epidemic or catastrophe, vandalism or malicious mischief, strike or lockout, collapse from any cause, or explosion; but excluding any kind of insurance specified in paragraph 9 of subsection (a) of Section 1113 of the New York Insurance Law, except against loss of or damage to property resulting from:

                           (i) explosion of pressure vessels (except steam
                  boilers of more than fifteen pounds pressure) in buildings designed and used solely for residential purposes by not more than four families,

                           (ii) explosion of any kind originating outside of the
                  insured building or outside of the building containing the property insured,

                           (iii) explosion of pressure vessels which do not
                  contain steam or which are not operated with steam coils or steam jackets, or

                           (iv) electrical disturbance causing or concomitant
                  with an explosion in public service or public utility property; or

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                  (E) lateral or vertical subsidence of the earth caused by past or present mining operations.

                  "Water damage insurance," as authorized by paragraph 6 of
Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss or damage by water or other fluid or substance to any property resulting from the breakage or leakage of sprinklers, pumps or other apparatus erected for extinguishing fires or of water pipes or other conduits or containers, or resulting from casual water entering through leaks or openings in buildings or by seepage through building walls, but excluding loss or damage resulting from flood or the rising of the waters of the ocean or its tributaries; and including insurance against accidental injury of such sprinklers, pumps, fire apparatus, conduits or containers.

                  "Burglary and theft insurance," as authorized by paragraph 7 of Section 1113(a) of the Insurance Law of the State of New York, meaning:

                  (A) insurance against loss of or damage to any property resulting from burglary, theft, larceny, robbery, forgery, fraud, vandalism, malicious mischief, confiscation or wrongful conversion, disposal or concealment by any person, or from any attempt thereof;

                  (B) insurance against loss of or damage to moneys, coins, bullion, securities, notes, drafts, acceptances or any other valuable papers or documents, resulting from any cause, except while in the custody or possession of and being transported by any carrier for hire or in the mail; and

                  (C) insurance of individuals by means of an all-risk type of policy commonly known as the "Personal Property Floater" against any kind and all kinds of loss of or damage to, or loss of use of, any personal property other than merchandise.

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                  "Glass insurance," as authorized by paragraph 8 of Section
1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to glass and its appurtenances resulting from any cause.

                  "Boiler and machinery insurance," as authorized by paragraph 9 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to any property of the insured, resulting from explosion of or injury to:

                  (A) any boiler, heater or other fired pressure vessel;

                  (B) any unfired pressure vessel;

                  (C) pipes or containers connected with any such boilers or vessels;

                  (D) any engine, turbine, compressor, pump or wheel;

                  (E) any apparatus generating, transmitting or using electricity; or

                  (F) any other machinery or apparatus connected with or operated by any such boilers, vessels or machines; and including the incidental power to make inspections of, and issue certificates of inspection upon, any such boilers, apparatus, and machinery, whether insured or otherwise.

                  "Elevator insurance," as authorized by paragraph 10 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to any property of the insured, resulting from ownership, maintenance, or use of elevators, except loss or damage by fire.

                  "Collision insurance," as authorized by paragraph 12 of
Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to any property of the insured resulting from collision of any other object with such property, but

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excluding collision to or by elevators, or to or by vessels, craft, piers or other instrumentalities of ocean or inland navigation.

                  "Personal injury liability insurance," as authorized by paragraph 13 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against legal liability of the insured, and against loss, damage or expense incident to a claim of such liability (including the insurer's obligation to pay medical, hospital, surgical and disability benefits to injured persons, and funeral and death benefits to dependents, beneficiaries or personal representatives of persons who are killed, irrespective of legal liability of the insured), arising out of death or injury of any person; or arising out of injury to the economic interests of any person, as the result of negligence in rendering expert, fiduciary or professional service, but excluding any kind of insurance specified in paragraph 15 except insurance to protect an insured against liability for indemnification or contribution to a third party held responsible for injury to the insured's employee arising out of and in the course of employment when such insurance is written pursuant to this paragraph and not written pursuant to paragraph 15 of this subsection.

                  "Property damage liability insurance," as authorized by paragraph 14 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against legal liability of the insured, and against loss, damage or expense incident to a claim of such liability, arising out of the loss or destruction of, or damage to, the property of another person, but not including any kind of insurance specified in paragraph thirteen, fifteen or twenty-eight of Section 1113(a) of the Insurance Law of the State of New York.

                  "Workers' compensation and employers' liability insurance," as authorized by paragraph 15 of Section 1113(a) of the Insurance Law of the State of New York, but on an excess basis only, meaning insurance against the legal liability, under common law or statute or

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assumed by contract, of any employer for the death or disablement of, or injury to, his employee, including volunteer firefighters' benefit insurance provided pursuant to the volunteer firefighters' benefit law and including volunteer ambulance workers' benefit insurance provided pursuant to the volunteer ambulance workers' law.

                  "Fidelity and surety insurance," as authorized by paragraph 16 of Section 1113(a) of the Insurance Law of the State of New York, meaning

                  (A) guaranteeing the fidelity of persons holding positions of public or private trust; and indemnifying banks, thrifts, brokers and other financial institutions against loss of money, securities, negotiable instruments, other specified valuable papers and tangible items of personal property caused by larceny, misplacement, destruction or other stated perils including loss while being transported in an armored motor vehicle or by messenger; and insurance for loss caused by the forgery of signatures on, or alteration of, specified documents and valuable papers;

                  (B) insurance against losses that financial institutions become legally obligated to pay by reason of loss of customers' property from safe deposit boxes;

                  (C) any contract bond; including a bid, payment or maintenance bond or a performance bond where the bond is guaranteeing the execution of any contract other than a contract of indebtedness or other monetary obligation;

                  (D) an indemnity bond for the benefit of a public body, railroad or charitable organization; a lost security or utility payment bond;

                  (E) becoming surety on, or guaranteeing the performance of, any lawful contract, not specifically provided for in paragraph sixteen of Section 1113 (a) of the Insurance Law of the State of New York, except

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                           (i) mortgage guaranty insurance, which may only be
                  written by an insurer authorized to write such insurance pursuant to Article 65 of the Insurance Law of the State of New York,

                           (ii) a contract that falls within the definition of
                  financial guaranty insurance as set forth in paragraph one of subsection (a) of Section 6901 of this chapter,

                           (iii) any insurance contract unless such guaranty is
                  authorized pursuant to subsection (c) of Section 1114 of
                  Article 11 of the Insurance Law of the State of New York; or

                           (iv) service contract reimbursement insurance as
                  specified in paragraph twenty-eight of subsection (a) of
                  Section 1113 of the Insurance Law of the State of New York;

                  (F) becoming surety on, or guaranteeing the performance of, bonds and undertakings required or permitted in all judicial proceedings or otherwise by law allowed, including surety bonds accepted by states and municipal authorities in lieu of deposits as security for the performance of insurance contracts; and

                  (G) becoming surety on, or guaranteeing the performance of, a bond, which shall not exceed a period greater than five years, that guarantees the payment of a premium, deductible, or self-insured retention to an insurer issuing a workers' compensation or liability policy.

                  "Motor vehicle and aircraft physical damage insurance," as authorized by paragraph 19 of Section 1113(a) of the Insurance Law of the State of New York, meaning insurance against loss of or damage to motor vehicles or aircraft and their equipment resulting

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from any cause; and insurance reimbursing a driver for costs including replacement car rental, commercial transportation and accommodations resulting from an automobile accident or mechanical breakdown occurring fifty miles or more from the driver's principal place of residence or garaging.

                  "Marine and inland marine insurance," as authorized by paragraph 20 of Section 1113(a) of the Insurance Law of the State of New York, but limited to the inland marine portions thereof only, meaning insurance against any and all kinds of loss of or damage to:

                  (A) vessels, hulls, craft, aircraft, cars, automobiles, trailers and vehicles of every kind, and all goods, freights, cargoes, merchandise, effects, disbursements, profits, moneys, bullion, precious stones, securities, choses in action, evidences of debt, valuable papers, bottomry and respondentia interests and all other kinds of property and interests therein, in respect to, appertaining to or in connection with any and all risks or perils of navigation, transit, or transportation, including war risks, on or under any seas or other waters, on land or in the air, or while being assembled, packed, crated, baled, compressed or similarly prepared for shipment or while awaiting the same or during any delays, storage, transshipment, or reshipment incident thereto, including marine builder's risks and all personal property floater risks;

                  (B) person or property in connection with or appertaining to marine, inland marine, transit or transportation insurance, including liability for loss of or damage to either, arising out of or in connection with the construction, repair, operation, maintenance or use of the subject matter of such insurance (but not including life insurance or surety bonds nor insurance against loss by reason of bodily injury to the person arising out of ownership, maintenance or use of automobiles);

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                  (C) precious stones, jewels, jewelry, gold, silver and other precious metals, whether used in business or trade or otherwise and whether the same be in course of transportation or otherwise; and

                  (D) bridges, tunnels and other instrumentalities of transportation and communication (excluding buildings, their improvements and betterments, furniture and furnishings, fixed contents and supplies held in storage), including auxiliary facilities and equipment attendant thereto; piers, wharves, docks and slips; other aids to navigation and transportation, including dry docks and marine railways; provided, that the term "inland marine" insurance shall not include insurance of vessels, crafts, their cargoes, marine builders' risks, or other similar risks, commonly insured only under ocean marine insurance policies.

                  The corporation may conduct business in accordance with any amendments to such paragraphs of Section 1113 of the Insurance Law of the State of New York or provisions in substitution therefor which may be hereafter adopted; and such other kind or kinds of business to the extent necessary or properly incidental to the kind or kinds of insurance business which the corporation is authorized to do.

                  The corporation shall also have all other rights, powers and privileges now or hereafter authorized or granted by the Insurance Law of the State of New York or any other law or laws of the State of New York to pure captive insurance companies having the power to do the kind or kinds of business hereinabove referred to and any and all rights, powers and privileges of a corporation now or hereafter granted by the laws of the State of New York and not prohibited to such pure captive insurance companies.

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                  THIRD: The principal office of the corporation is to be
located in the County of New York, State of New York.

                  FOURTH: The number of directors which shall constitute the whole board of directors shall be not less than three nor more than nine as fixed from time to time by resolution of the board of directors or by the shareholders at an annual or special meeting; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. Until such a resolution is so adopted by the board of directors or shareholders, the number of directors shall be three. A majority of the directors shall be citizens and residents of the United States of America. Not less than two of the directors at any time shall be residents of the State of New York and all directors shall be at least eighteen years old.

                  FIFTH: The aggregate number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock, par value One Dollar ($1.00) per share. The corporation shall not issue or sell any additional shares without the prior approval of the Superintendent of Insurance of the State of New York.

                  SIXTH: The capital of the corporation shall be One Hundred Thousand Dollars ($100,000). The corporation shall initially issue and sell One Hundred Thousand shares of common stock at a price of One Dollar ($1.00) per share.

                  SEVENTH: The corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Insurance Law of the State of New York and, to the extent not inconsistent therewith, the Business Corporation Law of the State of New York.

                  EIGHTH: No director shall be personally liable to the corporation or any of its shareholders for damages for any breach of duty as a directory; provided, however, that the

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foregoing provision shall not eliminate or limit the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law of the State of New York or a knowing violation of any other law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  NINTH: The by-laws of the corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the corporation), but the shareholders of the corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the corporation. Any amendment of the by-laws shall be made subject to Section 7003(d) of the Insurance Law of the State of New York, as the same may be amended from time to time.

                  TENTH: This Charter or provisions hereof may be amended at any time with the approval of the board of directors and the shareholders of the corporation, but subject to and in accordance with Section 7003(d) of the Insurance Law of the State of New York, as the same may be amended from time to time.

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                  IN WITNESS WHEREOF, the undersigned have executed this
Declaration and Charter this 11th day of December, 2002.

                                    /s/ Peter M. Hosinski
                                    -------------------------------------------
                                        Peter M. Hosinski, Esq., Incorporator
                                         Becker, Glynn, Melamed & Muffly LLP
                                                   299 Park Avenue
                                              New York, New York 10171

                                    /s/ Santiago E. Lucero
                                    -------------------------------------------
                                        Santiago E. Lucero, Esq., Incorporator
                                          Becker, Glynn, Melamed & Muffly LLP
                                                    299 Park Avenue
                                               New York, New York 10171

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STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

         On the 11th day of December in the year 2002 before me, the undersigned, personally appeared Peter M. Hosinski, personally known to me or proved to me on the basis of satisfactory evidence to be the individual incorporator whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as an incorporator, and that by his signature on the instrument the individual executed the instrument.

                                    /s/ Lisa S. White
                                    ---------------------------------
                                             Notary Public

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STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

         On the 11th day of December in the year 2002 before me, the undersigned, personally appeared Santiago E. Lucero, personally known to me or proved to me on the basis of satisfactory evidence to be the individual incorporator whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as an incorporator, and that by his signature on the instrument the individual executed the instrument.

                                    /s/ Lisa S. White
                                    ----------------------------------
                                             Notary Public

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